Exhibit 99.1

CIRCOR International Announces Pricing of Public Offering

BURLINGTON, MA, June 12, 2018 — CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or the “Company”) today announced the pricing of its previously announced public offering of 3,283,424 shares of CIRCOR common stock on behalf of Colfax Corporation (“Colfax”), at a public offering price of $44.25 per share. In connection with the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 492,513 newly issued shares of common stock from the Company at the public offering price less the underwriting discount.

CIRCOR will not receive any proceeds from the sale of the shares by Colfax. If the underwriters’ option to purchase up to the additional 492,513 shares of common stock offered by CIRCOR is exercised in full, CIRCOR would receive proceeds that will be used to pay the expenses of the offering and to repay amounts under its credit facility. The offering is expected to close on or about June 15, 2018, subject to customary closing conditions.

Citigroup and Deutsche Bank Securities are acting as joint book-running managers for the offering. KeyBanc Capital Markets and Stifel are acting as co-managers.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 previously filed by CIRCOR with the SEC. A preliminary prospectus relating to the offering was filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 11, 2018. A final prospectus relating to this offering will be filed by the Company with the SEC. Copies of the final prospectus may be obtained from the offices of Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 800-831-9146; or Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, or by e-mailing prospectus.cpdg@db.com or calling 1-800-503-4611.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CIRCOR

CIRCOR International, Inc. designs, manufactures and markets differentiated technology products and sub-systems for markets including industrial, oil & gas, aerospace & defense and commercial marine. CIRCOR has a diversified flow and motion control product portfolio with recognized, market-leading brands that fulfill its customers’ mission critical needs. The Company’s strategy is to grow organically and through complementary acquisitions; simplify CIRCOR’s operations; achieve world class operational excellence; and attract and retain top talent. Additional information about CIRCOR is available in the company’s public filings, which are available at the SEC’s EDGAR database available online at www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “expects,” “potential,” “proposed,” “may,” “will,” “should,” “could,” “intends,” “plans,” “estimates,” or the negative version of these words or other comparable words. Forward-looking statements, including statements regarding terms of the proposed offering, the timing and completion of the offering and the use of proceeds, if any, that may be received by the Company, involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the anticipated results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether the underwriters exercise the option to purchase additional shares, market and other conditions, the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions worldwide. We advise you to read further about these and other risk factors set forth in the section entitled “Risk Factors,” or incorporated by reference into the prospectus related to the offering, filed with the SEC, as well as any updates to those risk factors filed from time to time in the Company’s other filings with the SEC.

Contacts

CIRCOR International

Rajeev Bhalla, 781-270-1200

Executive Vice President & Chief Financial Officer